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                              WINERY SERVICES AGREEMENT

The following agreement is executed between Storrs Winery ("Winery") and Scheid Vineyards and Management Company ("Customer") on January 1, 1996, hereinafter, the "Agreement".


                                       RECITALS

WHEREAS, Winery and Customer have executed and entered into an "Alternating Winery Agreement" dated November 30, 1995; and

WHEREAS, the parties wish to define in greater detail the provisions and fee structure in Section V. "WINERY SERVICES" of the Alternating Winery Agreement;

NOW THEREFORE,  the parties agree as follows:


                                      AGREEMENT

                              I.  WINEMAKING ACTIVITIES:

The following is a list of winemaking activities Winery has agreed to perform for Customer:

    1.  Pre-harvest chemistry on grapes
    2.  Crushing and pressing
    3.  Red wine: punch down
    4.  White wine: settling, racking, barrel fermentation
    5.  Racking of wines as needed
    6.  Lab work
    7.  Bottling preparations: racking, blending, filtering, etc.
    8.  Bottling
    9.  Other necessary services

Customer agrees to pay Winery a monthly baseline fee of $500.00 for the above services. In addition, Customer will pay, upon submission of an invoice by Winery, for specific services above according to Winery's current fee schedule in effect at the time services are provided.


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                                  II.  RECORDKEEPING

Winery has agreed to perform the following recordkeeping and compliance functions and to make all such records and reports available to Customer upon request.

    1.  ATF Reports as required
    2.  ABC Reports as required
    3.  Excise Tax reporting: state and federal
    4.  Bottling records
    5.  Wine Production records
    6.  Storage records
    7.  Alternating Premise Log
    8.  Shipping records
    9.  Schedule of equipment owned by Customer
   10.  Other necessary recordkeeping

Customer agrees to pay Winery a monthly fee of $500.00 to compensate Winery for providing recordkeeping and compliance services to Customer.


                              III.  CONSULTING SERVICES

Winery agrees to perform certain consulting and planning services, as requested by Customer from time-to-time, including, but not limited to the following:

    1.  Discussions and planning regarding which wines to produce
    2.  Discussions and planning regarding quantity to produce
    3.  Pre-harvest check of vineyards
    4.  Block selection in vineyards
    5.  Discussions of tasting room issues
    6.  Discussions of future winery issues

Customer agrees to pay Winery, upon submission of an invoice for consulting services provided by Steve Storrs, winemaker, at the rate of $120.00 per hour. In the event that other Winery personnel provide consulting services, such services will be invoiced at the appropriate agreed upon rate.


                                      IV.  TERM

This Agreement shall be in effect for an initial term of three years, commencing January 1, 1996, and shall run concurrently, including all extensions, with the term of the Alternating Winery Agreement executed by Winery and Customer on November 30,

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1995, as provided in Section VII.  "TERM" of that agreement.

                                V.  GENERAL PROVISIONS

Nothing in this Agreement establishes or shall be construed to establish a partnership or joint venture between Winery and Customer. Any services rendered by Winery to Customer are as an Independent Contractor, not as an employee, agent, partner or joint venturer.

IN WITNNESS WHEREOF,   the parties have executed this Agreement on the date
first written above.


                             Storrs Winery ("Winery")

                             /s/ Stephen J. Storrs
                             --------------------------------
                             Stephen J. Storrs - Owner/Winemaker



                             Scheid Vineyards and Management Co. ("Customer")

                             /s/ Scott D. Scheid
                             --------------------------------
                             Scott D. Scheid - Vice President




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